Section 906 Certification

José Luis Gómez Pimienta, Chief Executive Officer, and Alberto Osorio, Chief Financial Officer, of The Mexico Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1. The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2007 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER The Mexico Fund, Inc.	CHIEF FINANCIAL OFFICER The Mexico Fund, Inc.

/s/ José Luis Gómez Pimienta	/s/ Alberto Osorio
José Luis Gómez Pimienta	Alberto Osorio

Date: January 4, 2008	Date: January 4, 2008